SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


 ------------------------------------------------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934, as amended


                 Date of Earliest Event Reported: July 24, 2003

                        (date of earliest event reported)



                    RESIDENTIAL ASSET SECURITIES CORPORATION
               (Exact name of Registrant as Specified in Charter)

            Delaware                  333-100848              51-0362653
        (State or Other              (Commission           (I.R.S. Employer
 Jurisdiction of Incorporation)      File Number)       Identification Number)


                         8400 Normandale Lake Boulevard
                                    Suite 250
                             Minneapolis, Minnesota
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (952) 857-7000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not included because they are not applicable.

Item 5. Other Events

Filing of Computational Materials

In connection with the proposed offering of the Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2003-KS6, Credit Suisse First Boston and Residential Funding Securities Inc.; as underwriters (the "Underwriters"), have prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Securities Corporation (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibits
99.1 and Exhibits 99.2 are beign filed electronically.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1    Computational Materials.
99.2    Computational Materials

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     RESIDENTIAL ASSET SECURITIES CORPORATION


                                     By: /s/ Benita Bjorgo
                                        Name:   Benita Bjorgo
                                        Title:  Vice President




Date:   July 23, 2003

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

99.1    Computational Materials. - Credit Suisse First Boston
99.2    Computational Materials - Residential Funding Securities Inc.